Exhibit 21.1

                        SUBSIDIARIES OF ORTHOLOGIC CORP.



                                                                                               Name Under Which
Name                                       Jurisdiction of Incorporation                   Subsidiary Does Business
----                                       -----------------------------                   ------------------------

Sutter Corporation                                  California                               Sutter Corporation

Toronto Medical Orthopaedics Ltd.                   Canada                                    Toronto Medical
                                                                                              Orthopaedics Ltd.
